UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
August 7, 2003

KENTUCKY ELECTRIC STEEL, INC.
 (Exact Name of Registrant as Specified in its Charter)

Delaware	0-22416	61-1244541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 3500
Ashland, Kentucky 41105-3500

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (606) 929-1222

Item 5.  Other Events

        On August 7, 2003, Kentucky Electric Steel, Inc. (the “Company”) announced that it had entered into an amendment of the Asset Purchase Agreement, dated July 7, 2003, with KES Acquisition Company, LLC (“KES Acquisition”). A copy of the press release announcing the execution of the Agreement is filed as Exhibit 99.1 to this Form 8-K and hereby incorporated by reference.

Item 7.  Financial Statements and Exhibits

        (c)        The following exhibit is filed as part of this report on Form 8-K.

Exhibit Number	Description
99.1	Press release dated August 7, 2003

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENTUCKY ELECTRIC STEEL, INC.
Date: August 8, 2003	By:	/s/ William J. Jessie
		Name:	William J. Jessie
		Title:	President and Chief Operating Officer